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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     September 1, 1998
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                             SVI Holdings, Inc.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Nevada
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                 (State or Other Jurisdiction of Incorporation)

       0-23049                                          84-1131608
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(Commission File Number)                     IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500, La Jolla, California                  92037
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(Address of Principal Executive Offices)                         (Zip Code)

                                 (619) 551-2365
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              (Registrant's telephone number, including area code)

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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On September 1, 1998, SVI Holdings, Inc. ("SVI") completed an acquisition of Applied Retail Solutions, Inc. ("ARS"), a San Diego based company specializing in point of sale ("POS") software systems. The acquisition was accomplished via a merger with and into a newly formed, wholly-owned subsidiary of SVI. ARS's "Retail Solutions Package" is installed in over 4,000 locations world-wide. The package utilizes an open architecture and is designed to work in a client-server environment. The merger was effective as of July 1, 1998.

Under the merger, the former shareholders of ARS received 1,000,000 shares of SVI common stock. 500,000 shares are held in escrow ("the Escrowed Shares") and are subject to return to SVI if the sum of (X) the net profits of ARS for the twelve months ended March 31, 1999, and (Y) the amount of after-tax run time license fees earned by ARS during the twelve months ended March 31, 2000, is less than $750,000. If the sum of (X) and (Y) is less than $750,000, the number of Escrowed Shares equal to one-half the dollar amount of the short-fall will be returned to SVI.

If the sum of (X) and (Y) above is $750,000 or more, the Escrowed Shares will be released from escrow to the former ARS shareholders, and these shareholders will be entitled to additional merger consideration equal to the amount that the sum of (X) and (Y) exceeds $750,000, multiplied by eight, up to a maximum of $2,000,000. The additional consideration, if any, is to be paid in shares of SVI common stock valued at the average market value of such shares during the thirty day period immediately preceding the final calculation of the adjustment amount.

In connection with the merger, SVI also entered into employment agreements with the two principals of ARS, Sam O. Pickard and Larry K. Lahodny. Mr. Pickard will serve as President and Chief Executive Officer of SVI's new ARS subsidiary. Mr. Lahodny will serve as Executive Vice President of the new ARS subsidiary. Each of Mr. Pickard and Mr. Lahodny will be employed for a term ending March 31, 2000. SVI may terminate each respective employment agreement during the initial term or thereafter on thirty days' notice after release of the portion of the Escrowed Shares held for the employee or its affiliate. After the initial term, each agreement may be terminated by SVI or by the employee any time with six months' prior notice. Mr. Pickard and Mr. Lahodny have each agreed not to compete with SVI in the retail POS software business for the terms of their respective employment agreements and for four years after termination of employment.

SVI paid Mr. Pickard $1,100,593 and Mr. Lahodny $825,412 for entering into their respective employment agreements and for agreeing to the covenants not to compete. Mr. Pickard and Mr. Lahodny will each be paid a salary of $190,000 per year during the term of the agreements, and will each receive a standard benefits package.

The consideration for the merger and the terms of the employment agreement were negotiated at arms' length. In determining these terms, SVI considered, among other factors: (i) the technology of ARS; (ii) ARS's client base; (iii) the synergies between ARS and SVI's own POS operations (conducted through its wholly-owned subsidiary Divergent Technologies Pty. Ltd., which develops and sells retail POS software systems in Australia, New Zealand, southern Africa and the Pacific Rim); (iv) the historical revenues of ARS; (v) the potential contributions of Mr. Pickard and Mr. Lahodny to SVI's POS business; and (vi) the trading range of SVI's common stock during the period of May 1998 through June 1998, when agreement was reached concerning the value of ARS in the acquisition.

The source of funds for the employment agreement payments was the working capital of SVI.


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ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS

        (a), (b) The required financial statements will be filed by amendment to this Form 8-K on or before November 16, 1998.

        (c)    Exhibits

               2.1    Agreement of Merger and Plan of Reorganization
               2.2    Certificate of Merger
               2.3    Employment Agreement of Sam Pickard
               2.4    Employment Agreement of Larry Lahodny

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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:    September 15, 1998

         SVI Holdings, Inc.
           (Registrant)

         By:  /s/ David L. Reese
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                  David L. Reese
                  Chief Financial Officer